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                                                                   EXHIBIT 10.20

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                           CIRCOR INTERNATIONAL, INC.

                      -------------------------------------

                             Note Purchase Agreement
                      -------------------------------------







                          DATED AS OF OCTOBER 19, 1999











               $75,000,000 8.23% SENIOR NOTES DUE OCTOBER 19, 2006
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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.   AUTHORIZATION OF NOTES; UNCONDITIONAL GUARANTEE..........................1

   1.1.   AUTHORIZATION OF NOTES..............................................1
   1.2.   UNCONDITIONAL GUARANTEE.............................................1

2.   SALE AND PURCHASE OF NOTES...............................................1


3.   CLOSING..................................................................1


4.   CONDITIONS TO CLOSING....................................................1

   4.1.   REPRESENTATIONS AND WARRANTIES......................................1
   4.2.   PERFORMANCE; NO DEFAULT.............................................1
   4.3.   COMPLIANCE CERTIFICATES.............................................1
   4.4.   OPINIONS OF COUNSEL.................................................1
   4.5.   PURCHASE PERMITTED BY APPLICABLE LAW, ETC...........................1
   4.6.   SALE OF OTHER NOTES.................................................1
   4.7.   PAYMENT OF SPECIAL COUNSEL FEES.....................................1
   4.8.   PRIVATE PLACEMENT NUMBER............................................1
   4.9.   CHANGES IN CORPORATE STRUCTURE......................................1
   4.10.   INSURANCE..........................................................1
   4.11.   ENVIRONMENTAL INFORMATION..........................................1
   4.12.   SOLVENCY ANALYSIS..................................................1
   4.13.   MATERIAL AGREEMENTS, ETC...........................................1
   4.14.   CONSUMMATION OF TRANSACTION........................................1
   4.15.   CREDIT RATING......................................................1
   4.16.   PROCEEDINGS AND DOCUMENTS..........................................1

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................1

   5.1.   CORPORATE EXISTENCE.................................................1
   5.2.   ACTION..............................................................1
   5.3.   TRUE AND COMPLETE DISCLOSURE........................................1
   5.4.   SUBSIDIARIES, ETC...................................................1
   5.5.   FINANCIAL CONDITION.................................................1
   5.6.   NO BREACH...........................................................1
   5.7.   APPROVALS...........................................................1
   5.8.   LITIGATION..........................................................1
   5.9.   TAXES...............................................................1
   5.10.   TITLE TO ASSETS....................................................1
   5.11.   REAL PROPERTY......................................................1
   5.12.   COMPLIANCE WITH ERISA..............................................1
   5.13.   PRIVATE OFFERING BY THE COMPANY....................................1
   5.14.   USE OF PROCEEDS....................................................1
   5.15.   MATERIAL AGREEMENTS AND LIENS......................................1
   5.16.   FOREIGN ASSETS CONTROL REGULATIONS, ETC............................1
   5.17.   INVESTMENT COMPANY ACT.............................................1
   5.18.   PUBLIC UTILITY HOLDING COMPANY ACT.................................1
   5.19.   ENVIRONMENTAL MATTERS..............................................1
   5.20.   CAPITALIZATION.....................................................1
   5.21.   YEAR 2000..........................................................1

6.   REPRESENTATIONS OF THE PURCHASER........................................1

   6.1.   PURCHASE FOR INVESTMENT............................................1
   6.2.   SOURCE OF FUNDS....................................................1

7.   INFORMATION AS TO COMPANY...............................................1

   7.1.   FINANCIAL AND BUSINESS INFORMATION.................................1
   7.2.   OFFICER'S CERTIFICATE..............................................1
   7.3.   INSPECTION.........................................................1

8.   PAYMENT OF THE NOTES....................................................1

   8.1.   REQUIRED PREPAYMENTS; PAYMENT AT MATURITY..........................1
   8.2.   OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT........................1
   8.3.   CHANGE IN CONTROL..................................................1
   8.4.   ALLOCATION OF PARTIAL PREPAYMENTS..................................1
   8.5.   MATURITY; SURRENDER, ETC...........................................1
   8.6.   NO OTHER OPTIONAL PREPAYMENTS OR PURCHASE OF NOTES.................1
   8.7.   MAKE-WHOLE AMOUNT..................................................1

9.   AFFIRMATIVE COVENANTS...................................................1

   9.1.   EXISTENCE, ETC.....................................................1
   9.2.   INSURANCE..........................................................1

10.   NEGATIVE COVENANTS.....................................................1

   10.1.   TRANSACTIONS WITH AFFILIATES......................................1
   10.2.   MERGER, CONSOLIDATION, ETC........................................1
   10.3.   SALE OF ASSETS, ETC...............................................1
   10.4.   LIMITATIONS ON LIENS..............................................1
   10.5.   DEBT..............................................................1
   10.6.   PRIORITY DEBT.....................................................1
   10.7.   DEBT MAINTENANCE..................................................1
   10.8.   CONSOLIDATED MINIMUM NET WORTH....................................1
   10.9.   FIXED CHARGE COVERAGE RATIO.......................................1
   10.10.   LINES OF BUSINESS................................................1
   10.11.   CERTAIN OBLIGATIONS..............................................1
   10.12.   ADDITIONAL SUBSIDIARY GUARANTORS.................................1
   10.13.   MODIFICATIONS OF MATERIAL AGREEMENTS.............................1

11.   EVENTS OF DEFAULT......................................................1


12.   REMEDIES ON DEFAULT, ETC...............................................1

   12.1.   ACCELERATION......................................................1
   12.2.   OTHER REMEDIES....................................................1
   12.3.   RESCISSION........................................................1
   12.4.   NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.................1

13.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........................1

   13.1.   REGISTRATION OF NOTES.............................................1
   13.2.   TRANSFER AND EXCHANGE OF NOTES....................................1
   13.3.   REPLACEMENT OF NOTES..............................................1

14.   PAYMENTS ON NOTES......................................................1

   14.1.   PLACE OF PAYMENT..................................................1

   14.2.   HOME OFFICE PAYMENT................................................1

15.   EXPENSES, ETC...........................................................1

   15.1.   TRANSACTION EXPENSES...............................................1
   15.2.   SURVIVAL...........................................................1

16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT............1


17.   AMENDMENT AND WAIVER....................................................1

   17.1.   REQUIREMENTS.......................................................1
   17.2.   SOLICITATION OF HOLDERS OF NOTES...................................1
   17.3.   BINDING EFFECT, ETC................................................1
   17.4.   NOTES HELD BY COMPANY, ETC.........................................1

18.   NOTICES.................................................................1


19.   REPRODUCTION OF DOCUMENTS...............................................1


20.   CONFIDENTIAL INFORMATION................................................1


21.   SUBSTITUTION OF PURCHASER...............................................1


22.   GUARANTEE...............................................................1

   22.1.   THE GUARANTEE......................................................1
   22.2.   OBLIGATIONS UNCONDITIONAL..........................................1
   22.3.   REINSTATEMENT......................................................1
   22.4.   SUBROGATION........................................................1
   22.5.   REMEDIES...........................................................1
   22.6.   INSTRUMENT FOR THE PAYMENT OF MONEY................................1
   22.7.   CONTINUING GUARANTEE...............................................1
   22.8.   RIGHTS OF CONTRIBUTION.............................................1
   22.9.   GENERAL LIMITATION ON GUARANTEED OBLIGATIONS.......................1

23.   MISCELLANEOUS...........................................................1

   23.1.   SUCCESSORS AND ASSIGNS.............................................1
   23.2.   PAYMENTS DUE ON NON-BUSINESS DAYS; WHEN PAYMENTS DEEMED RECEIVED...1
   23.3.   SEVERABILITY.......................................................1
   23.4.   CONSTRUCTION.......................................................1
   23.5.   COUNTERPARTS.......................................................1
   23.6.   GOVERNING LAW......................................................1





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

SCHEDULE A      --     Information Relating to Purchasers

SCHEDULE B      --     Defined Terms

SCHEDULE 3      --     CIRCOR International, Inc. Payment Instructions

SCHEDULE 4.9    --     Changes in Corporate Structure

SCHEDULE 5.3    --     True and Complete Disclosure

SCHEDULE 5.4    --     Subsidiaries; Ownership of Subsidiary Stock; Existing
Investments

SCHEDULE 5.5    --     Financial Statements and Material Contingent Liabilities

SCHEDULE 5.11   --     Real Property

SCHEDULE 5.14   --     Use of Proceeds

SCHEDULE 5.15   --     Material Agreements and Liens

SCHEDULE 5.19   --     Environmental Matters

SCHEDULE 5.20   --     Capitalization

SCHEDULE 10.1   --     Transactions with Affiliates

EXHIBIT 1       --     Form of 8.23% Senior Note due October 19, 2006

EXHIBIT 4.4(a)  --     Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)  --     Form of Opinion of Special Counsel for the Purchasers

                           CIRCOR INTERNATIONAL, INC.
                               35 Corporate Drive
                         Burlington, Massachusetts 01803


                     8.23% Senior Notes Due October 19, 2006




To Each of the Purchasers Listed in
the Attached Schedule A:


Ladies and Gentlemen:

     CIRCOR INTERNATIONAL, INC., a Delaware corporation (together with its successors and assigns, the "Company") and each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (together with any other Subsidiary of the Company that guarantees the Guaranteed Obligations in accordance with Section 22, the "Subsidiary Guarantors" and, together with the Company, the "Obligors"), agree with you as follows:

1.  AUTHORIZATION OF NOTES; UNCONDITIONAL GUARANTEE

1.1.  Authorization of Notes.

     The Company will authorize the issue and sale of $75,000,000 aggregate principal amount of its 8.23% Senior Notes due October 19, 2006 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.  Unconditional Guarantee.

     To induce you and each of the other purchasers named in Schedule A (the "Other Purchasers") to purchase the Notes from the Company in accordance with the terms hereof, the obligations of the Company hereunder and under the Notes are fully and unconditionally guaranteed by the Subsidiary Guarantors, as provided in Section 22.

2.  SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified below your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the Other Purchasers, providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified below its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.  CLOSING

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Bingham Dana LLP, One State Street, Hartford, Connecticut 06103, at 10:00 a.m., local time, at a closing (the "Closing") on October 19, 1999 or on such other Business Day as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request), dated the date of the Closing and registered in your name (or in the name of your nominee), as indicated in Schedule A, against payment by federal funds wire transfer in immediately available funds of the amount of the purchase price therefor as directed by the Company in Schedule 3. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.  CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.  Representations and Warranties.

     The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.  Performance; No Default.

         The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by any of Sections 10.1, 10.3 or 10.4 had such Sections applied since such date.

4.3.  Compliance Certificates.

          (a) Officer's Certificate. The Company shall have delivered to you an
              ---------------------
     Officer's Certificate, dated the date of the Closing, (i) certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled, and (ii) with a list of Immaterial Subsidiaries as of the date of the Closing (and including calculations demonstrating that such Subsidiaries comply with the definition of "Immaterial Subsidiary" in Schedule B).

          (b) Secretary's Certificate. Each Obligor shall have delivered to you
              -----------------------
     a certificate of its Secretary or one of its Assistant Secretaries, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Other Agreements, and, in the case of the Company, the Notes.

4.4.  Opinions of Counsel.

     You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing, from

          (a) Goodwin, Procter & Hoar LLP, counsel to the Obligors in the form set out in Exhibit 4.4(a) (and each Obligor hereby instructs such counsel to deliver such opinion to you) and

          (b) Bingham Dana LLP, your special counsel in connection with such transactions, substantially in the form set out in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.  Purchase Permitted By Applicable Law, etc.

     On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.  Sale of Other Notes.

     Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.  Payment of Special Counsel Fees.

     Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of the Closing.

4.8.  Private Placement Number.

     A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.  Changes in Corporate Structure.

     Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and, except for the Transaction, shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.  Insurance.

     The Company shall have delivered to you certificates of insurance evidencing the existence of all insurance required to be maintained by the Company pursuant to Section 9.2. In addition, the Company shall have delivered a certificate of a Senior Financial Officer of the Company setting forth the insurance obtained by it in accordance with the requirements of Section 9.2 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

4.11.  Environmental Information.

     The Company shall have delivered to you copies of all of the written information referred to in Section 5.19, together with a report by Pilko & Associates with respect to such information.

4.12.  Solvency Analysis.

     The Company shall have delivered to you a certificate from a Senior Financial Officer of the Company, which presents an analysis to the effect that, as of the date of the Closing and after giving effect to the Transaction, the issuance and sale of the Notes and to the other transactions contemplated hereby, (a) the aggregate value of all properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities and their probable amounts) of the Company and its Subsidiaries, (b) the Company and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted, and (c) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature. You shall have also received a certificate from a Senior Financial Officer of the Company certifying the conclusions specified in clauses (a), (b) and (c) above and that the assumptions contained in such analyses were at the time made, and on the date of the Closing are, fair and reasonable and accurately computed.

4.13.  Material Agreements, etc.

     The Company shall have delivered to you, and you shall be satisfied with, copies of any and all Material Agreements.

4.14.  Consummation of Transaction.

     The Company shall have delivered to you evidence and documentation, to your reasonable satisfaction, in connection with the terms and conditions of the Transaction (any such conditions requiring the satisfaction of any Person other than you and the Other Purchasers to be deemed to require your satisfaction). You shall have received an opinion of counsel to the Company regarding substantive consolidation in form and substance satisfactory to you.

4.15.  Credit Rating.

     You shall have received evidence and documentation, to your satisfaction, that confirms (either on a preliminary or a final basis) the Company's credit rating on the date of the Closing as being at least "BBB-" by Duff & Phelps Credit Rating Co.

4.16.  Proceedings and Documents.

     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you, as of the date of the Closing that:

5.1.  Corporate Existence.

     Each of the Obligors and the Company's Material Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect.

5.2.  Action.

     Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the Other Agreements and each agreement in respect of the Transaction to which it is a party, and, in the case of the Company, the Notes; the execution, delivery and performance by each Obligor of this Agreement and the Other Agreements and each agreement in respect of the Transaction to which it is a party, and, in the case of the Company, the Notes, have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement and the Other Agreements and each agreement in respect of the Transaction to which any Obligor is a party have been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes, when executed and delivered by the Company, will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights.

5.3.  True and Complete Disclosure.

     This Agreement (with exhibits and schedules), the CIRCOR International, Inc. Registration Statement on Form 10 (File No. 000-26961), in the form in which it was declared effective by the Securities and Exchange Commission on October 18, 1999 (including all exhibits thereto), and the Private Placement Memorandum, dated August 1999 (the "Memorandum"), delivered to you and each Other Purchaser through the Company's agent, ING Barings LLC, relating to the transactions contemplated hereby, together with the information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to you in connection with the negotiation, preparation or delivery of this Agreement, the Other Agreements and the Notes, or included herein or therein or delivered pursuant hereto or thereto (collectively, the "Disclosure Documents"), when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, except as disclosed in Schedule 5.3. All written information furnished after the date hereof by the Obligors to you in connection with this Agreement, the Other Agreements and the Notes and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, on the date as of which such information is stated or certified; provided, however, that the Company makes no representation as to any financial projections other than that such projections have been made in good faith and on reasonable assumptions, have been accurately calculated and have not been delivered with the intent to misinform or mislead and are estimates and not a guaranty of actual results. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, or in the Disclosure Documents. Notwithstanding the foregoing, the Company has read the letter of Goodwin, Procter & Hoar LLP, dated October 19, 1999, a copy of which is attached as Exhibit 5.3, and to the best of the Company's knowledge, information and belief, as of the date hereof, all facts, statements, assumptions and conclusions contained in Section I of such opinion letter are true and correct and have been true and correct since the formation of Watts Industries, Inc., in all material respects.

5.4.  Subsidiaries, Etc.

          (a) Set forth in Schedule 5.4 is a complete and correct list, as of the date hereof, of all of the Subsidiaries, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 5.4, (x) each of the Obligors owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in
     Schedule 5.4, (y) all of the issued and outstanding Capital Stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          (b) Set forth in Schedule 5.4 is a complete and correct list, as of the date of this Agreement, of all Investments held by any of the Obligors in any Person and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule 5.4, each of the Obligors owns, free and clear of all Liens, all such Investments.

          (c) Except as provided in Schedule 5.4, none of the Subsidiaries is, on the date of this Agreement, subject to any indenture, agreement, instrument or other arrangement of the type described in the last sentence of Section 10.11.

5.5. Financial Condition.

      The Company has heretofore furnished to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed in
Schedule 5.5. All such financial statements are complete and correct and fairly present the combined financial condition of the Company and its Subsidiaries as at the respective dates specified in such Schedule and the combined results of their operations for the respective periods so specified, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Except as set forth in the Memorandum or as expressly described in
Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, neither the Company nor any of its respective Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements as at said dates. Since June 30, 1999, taking into account that the Transaction had occurred on October 18, 1999, there has been no material adverse change in the combined financial condition, operations or business taken as a whole of the Company and its Subsidiaries from that set forth in the Memorandum or the financial statements listed in Schedule 5.5 as at the respective dates specified in Schedule 5.5.

5.6. No Breach.

          (a) None of the execution and delivery of this Agreement, the Other Agreements and the Notes, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority or agency, or any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a material default under any such material agreement or instrument, or result in the creation or imposition of any Lien upon any property of the Company or any of its Subsidiaries pursuant to the terms of any such material agreement or instrument.

          (b) None of the execution and delivery of any of the agreements in respect of the Transaction, the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof will (i) conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or (ii) except where the failure to obtain the same could not reasonably be expected to have a Material Adverse Effect, conflict with or result in a breach of, or require any consent under, any applicable law or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority or agency, or any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their property is bound or to which any of them is subject, or (iii) except where the same could not reasonably be expected to have a Material Adverse Effect, constitute a material default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

5.7. Approvals.

       No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, which have not been obtained or made, are necessary for the execution, delivery or performance by any Obligor of this Agreement and each agreement in respect of the Transaction to which an Obligor is a party or by the Company of the Notes or for the legality, validity or enforceability hereof or thereof.

5.8. Litigation.

      There are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of the Company) threatened against (a) the Company or any of its Subsidiaries or (b) Watts Industries, Inc, that, if adversely determined could reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect.

5.9. Taxes.

      Immediately following completion of the Transaction, the Company and its Subsidiaries (excluding Foreign Subsidiaries) are members of an affiliated group of corporations filing consolidated returns for federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. There is no tax sharing, tax allocation or similar agreement currently in effect providing for the manner in which tax payments owing by the members of such affiliated group (whether in respect of federal or state income or other taxes) are allocated among the members of the group. The Company and its Subsidiaries have filed (either directly or indirectly through the Company or Watts Industries, Inc., which has filed returns and paid all taxes due on the Company's behalf prior to the completion of the Transaction) all federal income tax returns and all other material tax returns that are required to be filed by them and have paid (either directly or indirectly through the Company or Watts Industries, Inc., which has filed returns and paid all taxes due on the Company's behalf prior to the completion of the Transaction) all taxes due pursuant to such returns or pursuant to any assessment received by the Company or by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of federal, state, local and foreign taxes or other impositions.

5.10.  Title to Assets.

         Immediately following completion of the Transaction, the Company will own and have on the date of the Closing good and marketable title (subject only to Liens permitted by Section 10.4 hereof) to the properties shown to be owned in the most recent financial statements referred to in Section 5.5 (other than properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 10.3). Immediately following completion of the Transaction, the Company will own and have on the date of the Closing good and marketable title to, and enjoy peaceful and undisturbed possession of, all properties (subject only to Liens permitted by Section 10.4) that are materially necessary for the operation and conduct of its businesses.

5.11.  Real Property.

         Set forth in Schedule 5.11 is a list, as of the date of the Closing, of all of the real property interests held by the Company and its Subsidiaries (other than any Immaterial Subsidiary), indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property.

5.12.  Compliance with ERISA.

            (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3(3) of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

            (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $500,000. The term "benefit liabilities" has the meaning specified in section 4001(a)(16) of ERISA and the terms "current value" and "present value" have the meanings specified in sections 3(26) and 3(27) of ERISA, respectively.

            (c) The Company and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

            (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

            (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
       Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the Sources used to pay the purchase price of the Notes to be purchased by you.

       (f) Schedule 5.12 sets forth all ERISA Affiliates and all "employee benefit plans" maintained by the Company (or any "affiliate" thereof) or in respect of which the Notes could constitute an "employer security" ("employee benefit plan" has the meaning specified in section 3(3) of ERISA, "affiliate" has the meaning specified in section 407(d)(7) of ERISA and section V of the Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and "employer security" has the meaning specified in section 407(d)(1) of ERISA).

5.13.  Private Offering by the Company.

       Neither the Company, any of the Subsidiary Guarantors nor anyone acting on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 44 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company, any of the Subsidiary Guarantors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

5.14.  Use of Proceeds.

       The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. Neither of the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock, and no part of the proceeds of the sale of the Notes hereunder will be used to buy or carry any margin stock. Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221).

5.15.  Material Agreements and Liens.

           (a) Schedule 5.15 sets forth a complete and correct list, as of the date of the Closing, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Debt or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries (other than any Immaterial Subsidiary), in each case in respect of Debt not less than $1,000,000 and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in
       Schedule 5.15. Schedule 5.15 also includes a list of the principal agreements evidencing or documenting the Transaction.

       (b) Schedule 5.15 sets forth a complete and correct list, as of the date of the Closing, of each Lien securing Debt of any Person and covering any property of the Company or any of its Subsidiaries (other than any Immaterial Subsidiary), and the aggregate Debt secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in
Schedule 5.15.

5.16.  Foreign Assets Control Regulations, etc.

       Neither the sale of the Notes by the Company hereunder nor the Company's use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.  Investment Company Act.

       Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

5.18.  Public Utility Holding Company Act.

       Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.19.  Environmental Matters.

       Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as conducted, giving effect to the consummation of the Transaction, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with applicable Environmental Laws and any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent that such failure to have a permit, license or authorization in full force and effect or such failure to comply with applicable Environmental Laws would not (either individually or in the aggregate) have a Material Adverse Effect.

       In addition, except as set forth in Schedule 5.19 (and except, in the case of clauses (a) through (f) below, with respect to any Immaterial Subsidiary):

           (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the knowledge of the Company or any of its Subsidiaries, no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries, in each case, to the extent that the same could reasonably be expected to have a Material Adverse Effect.

           (b) Neither the Company nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and (except to the extent in material compliance with applicable Environmental Laws)

               (i) no polychlorinated biphenyls (PCB's) are present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

               (ii) no asbestos or asbestos-containing materials are present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

               (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries; and

               (iv) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order.

          (c) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss.
     300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions.

          (d) No written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

          (e) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, and, to the knowledge of the Company or any of its Subsidiaries, no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Company nor any of its Subsidiaries has been required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (f) All environmental site assessments and investigations, conducted by or that are in the possession of the Company or any of its Subsidiaries concerning matters relevant to any site or facility owned, operated or leased by the Company or any of its Subsidiaries have been made available to you and the Other Purchasers.

5.20. Capitalization.

       The authorized Capital Stock of the Company immediately following completion of the Transaction will consist of an aggregate of 30,000,000 shares consisting of (i) 29,000,000 shares of common stock, par value $0.10 per share, of which 13,228,877 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable and (ii) 1,000,000 shares of preferred stock, of which no shares are duly and validly issued and outstanding. As of the date of the Closing, (x) except as set forth in Schedule 5.20, there are no outstanding Equity Rights with respect to the Company and (y) except as set forth in Schedule 5.20, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of Capital Stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

5.21.  Year 2000.

       Each Obligor has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the risk that computer applications used by such Obligor may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "Year 2000 Problem"). Based on such review and program and to the knowledge of each Obligor's respective management, the Year 2000 Problem could not reasonably be expected to have a Material Adverse Effect.

6.  REPRESENTATIONS OF THE PURCHASER.

6.1.   Purchase for Investment.

       You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.   Source of Funds.

       You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

           (a) the Source is an "insurance company general account" as defined in United States Department of Labor Prohibited Transaction

     Exemption ("PTE") 95-60 (60 FR 35925, July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the Code, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with your state of domicile and that such acquisition is eligible for and satisfies the other requirements of such exemption; or

          (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (55 FR 2891, January 29, 1990), or
     (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (56 FR 31966, July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes assets of an "investment fund" (within the meaning of part V of PTE 84-14 (49 FR 9494, March 13, 1984) (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and
     (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

          (e) the Source is a governmental plan; or

          (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

          (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

          As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.  INFORMATION AS TO COMPANY.

7.1. Financial and Business Information.

     The Company shall deliver to each holder of Notes that is an Institutional
Investor:

          (a) Quarterly Statements -- within 45 days after the end of each
              --------------------
     quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

              (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

              (ii) consolidated statements of operations, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this
     Section 7.1(a);

          (b) Annual Statements - within 120 days after the end of each fiscal
              -----------------
     year of the Company, duplicate copies of,

               (i) consolidated and consolidating balance sheets of the Company and its Subsidiaries, as at the end of such year, and

               (ii) consolidated and consolidating statements of operations, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                    (A) an opinion thereon of independent certified public
               accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated and consolidating financial positions of the companies being reported upon and their consolidated and consolidating results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                    (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the
     --------
     Company's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this
     Section 7.1(b);

          (c) SEC and Other Reports -- promptly upon their becoming available,
              ---------------------
     one copy of (i) each financial statement, report (including, without limitation, the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly, and in any
              -------------------------------------
     event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five Business
              -------------
     Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

              (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of the Closing; or

              (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

              (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event
              -----------------------------------
     within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (g) Actions, Proceedings - promptly after a Responsible Officer
              --------------------
     becomes aware of the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

          (h) Requested Information -- with reasonable promptness, such other
              ---------------------
     data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Obligors to perform their obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, or such information regarding the Company required to satisfy the requirements of 17 C.F.R. 230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.

7.2. Officer's Certificate

     Each set of financial statements delivered to a holder of Notes pursuant to
Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed
              -------------------
     calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.3 through 10.9, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the
              ----------------
     relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3. Inspection.

     The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at
              ----------
     the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the
              -------
     expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.  PAYMENT OF THE NOTES.

8.1. Required Prepayments; Payment at Maturity.

     On October 19, 2002 and on each October 19 thereafter to and including October 19, 2005 the Company will prepay $15,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, and the Company will pay all of the principal amount of the Notes remaining outstanding, if any, on October 19, 2006. Each partial prepayment of the Notes pursuant to Section 8.2 or Section 8.3 will reduce the principal amount of each mandatory prepayment applicable to the Notes, as set forth in this Section 8.1, and the payment at maturity of the Notes, in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

8.2. Optional Prepayments with Make-Whole Amount.

     The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3. Change in Control.

          (a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer of the Company has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to Section 8.3(b). If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 8.3(c) and shall be accompanied by the certificate described in Section 8.3(g).

          (b) Condition to Action of Company. The Company will not take any action that consummates or finalizes a Change in Control unless

                 (i) at least 30 days prior to such action the Company shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in Section 8.3(c), accompanied by the certificate described in Section 8.3(g), and

                 (ii) contemporaneously with such action, the Company prepays all Notes required to be prepaid in accordance with this Section 8.3.

          (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by
     Section 8.3(a) and Section 8.3(b) shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the

     "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by Section 8.3(a), such date shall be not less than 30 days and not more than 60 days after the date of such offer. If the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer.

          (d) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company at least five Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute an acceptance of such offer by such holder.

          (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
     Section 8.3 shall be at 100% of the principal amount of such Notes, together with any Make-Whole Amount with respect thereto and interest on the Notes then being prepaid accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date except as provided in Section 8.3(f).

          (f) Deferral of Obligation to Purchase. The obligation of the Company to prepay Notes pursuant to the offers accepted in accordance with Section 8.3(d) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of

                  (i)  any such deferral of the date of prepayment,

                 (ii) the date on which such Change in Control and the prepayment are expected to occur, and

                 (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

          (g) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:

                 (i)   the Proposed Prepayment Date;

                 (ii)  that such offer is made pursuant to this Section 8.3;

               (iii) the principal amount of each Note offered to be prepaid;

               (iv) the last date upon which the offer can be accepted or rejected, and setting forth the consequences of failing to provide an acceptance or rejection, as provided in Section 8.3(d);

               (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date;

               (vi) the calculation of the estimated Make-Whole Amount, if any, due in connection with each Note offered to be prepaid ; and

               (vii) in reasonable detail, the nature and date or proposed date of the Change in Control.

8.4. Allocation of Partial Prepayments.

     In the case of each partial prepayment of the Notes under Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.5. Maturity; Surrender, etc.

     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6. No Other Optional Prepayments or Purchase of Notes.

     The Company will not prepay (whether directly or indirectly by purchase, redemption or other acquisition) any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Section
8. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Section 8 and no Notes may be issued in substitution or exchange for any such Notes.

8.7. Make-Whole Amount.

     The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be
                       --------
less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to
     Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page UST" on the Bloomberg Financial Market Service (or such other display as may replace Page "UST" on the Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2,
     Section 8.3 or 12.1.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9. AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

9.1. Existence, Etc.

     The Company will, and will cause each of its Subsidiaries (other than, in the case of clauses (a) through (c) below, any Immaterial Subsidiaries) to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.1 shall prohibit any transaction expressly permitted under Sections 10.2 and 10.3);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except as could not reasonably be expected to have a Material Adverse Effect; and

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied.

9.2. Insurance.

        The Company will, and will cause each of its Material Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by corporations engaged in the same or a similar business and similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations. On or before the date of the Closing, the Company will deliver to you certificates of insurance reasonably satisfactory to you evidencing the existence of all insurance required to be maintained by the Company hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through the December 31 falling at least six months after the date hereof, subject only to the payment of premiums as they become due. Thereafter, on or before each November 15 in each year (commencing with November 15, 2000), the Company will deliver to each holder of Notes that is an Institutional Investor certificates of insurance evidencing that all insurance required to be maintained by the Company hereunder will be in effect through the December 31 of the calendar year following the calendar year of the current November 15, subject only to the payment of premiums as they become due.

10. NEGATIVE COVENANTS.

        The Company covenants that so long as any of the Notes are outstanding:

10.1.  Transactions with Affiliates.

        Except as expressly permitted by this Agreement and except for the Transaction, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guaranties and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity, (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate, and (z) agreements between the Company and Watts Industries, Inc. (and its affiliates) to the extent identified on Schedule 10.1, shall not be prohibited by this Section 10.1.

10.2.  Merger, Consolidation, etc.

        The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Company may (x) consolidate with or merge with the Company or a Wholly-Owned Subsidiary (that is not a Foreign Subsidiary) if the Company or such Wholly-Owned Subsidiary is the continuing or surviving corporation and if immediately after giving effect to such transaction no Default or Event of Default would exist, (y) consolidate with or merge with any other Person, so long as (1) the successor formed by such consolidation or the survivor of such merger shall be a Subsidiary Guarantor,
(2) such Subsidiary Guarantor would be permitted by the provisions of Section
10.5 and Section 10.6 to incur at least $1.00 of additional Debt, and (3) immediately after giving effect to such transaction no Default or Event of Default would exist, and (z) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.3), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

            (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

            (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

          (c)  immediately after giving effect to such transaction:

                   (i)   no Default or Event of Default would exist, and

                   (ii) the Successor Corporation would be permitted by the provisions of Section 10.5 to incur at least $1.00 of additional Funded Debt owing to a Person other than a Subsidiary of the Successor Corporation.

       No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

10.3. Sale of Assets, etc.

          (a) Sale of Assets. Except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

                   (i) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

                   (ii) immediately prior to and after giving effect to the Asset Disposition, no Default or Event of Default would exist;

                   (iii) immediately after giving effect to the Asset
               Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring in the then current fiscal year of the Company would not exceed 10% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal year of the Company; and

                   (iv) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring on or after the date of the Closing would not exceed 25% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal quarter of the Company.

      If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsections (iii) and (iv) of this Section 10.3(a) as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

          (b) Disposal of Ownership of a Subsidiary. The Company will not, and will not permit any of its Subsidiaries to, Transfer any shares of Subsidiary Stock (including, without limitation, pursuant to any merger, consolidation or other transaction specified in Section 10.2 hereof), nor will the Company permit any such Subsidiary to issue or Transfer any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                   (i) the issue of directors' qualifying shares by any such Subsidiary;

                   (ii) any such Transfer of Subsidiary Stock constituting a Transfer described in clause (a) of the definition of "Asset Disposition"; and

                   (iii) the Transfer of all of the Subsidiary Stock of a
               Subsidiary owned by the Company and the other Subsidiaries if:

                         (A) such Transfer satisfies the requirements of Section
                   10.3(a) hereof,

                         (B) in connection with such Transfer the entire
                   investment (whether represented by stock, Debt, claims or otherwise) of the Company and the other Subsidiaries in such Subsidiary is sold, transferred or otherwise disposed of to a Person other than (1) the Company, (2) another Subsidiary not being simultaneously disposed of, or (3) an Affiliate, and

          (c) the Subsidiary being disposed of has no continuing Investment in any other Subsidiary not being simultaneously disposed of or in the Company.

10.4. Limitations on Liens.

     The Company will not, nor will it permit any of its Subsidiaries (other than any Immaterial Subsidiary) to, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the last paragraph of this Section 10.4), except:

          (a) Liens in existence on the date hereof and securing the Debt of the Company and its Subsidiaries referred to in Part B of Schedule 5.15;

          (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 11(i) hereof;

          (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (e) deposits to secure the performance of bids, trade contracts (other than for Debt), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (g) Liens on property of any corporation that becomes a Subsidiary of the Company after the date of this Agreement, provided that (i) such Liens are in existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property; and (iii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to such corporation of the property (or improvement thereon) so acquired and (B) the Fair Market Value (as determined in good faith by the board of directors of such corporation) of such property (or improvement thereon) at the time of such acquisition;

          (h) Liens created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of real and/or tangible personal property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon), (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and (iii) any such Lien shall be created contemporaneously with, or within 120 days after, the acquisition or construction of such property;

          (i) Liens on property or assets of the Company or any of its Subsidiaries securing Debt owing to the Company or to any of its Wholly-Owned Subsidiaries;

          (j) any Lien renewing, extending or refunding any Lien permitted by paragraph (a) of this Section 10.4, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

          (k) other Liens not otherwise permitted by paragraphs (a) through (j), provided that the total amount of all outstanding Debt secured by such Liens would be permitted by the provisions of Section 10.6 at such time.

     If, notwithstanding the prohibition contained herein, the Company shall, or shall permit any of its Subsidiaries (other than any Immaterial Subsidiary) to, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, other than those Liens permitted by the provisions of paragraphs (a) through (k) of this Section 10.4, it will make or cause to made effective provision whereby the Notes and the Unconditional Guarantee will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes and the Unconditional Guarantee shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property. Such violation of this Section 10.4 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 10.4.

10.5. Debt.

     The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt, unless on the date the Company or such

Subsidiary becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

               (a) no Default or Event of Default exists, and

               (b) Consolidated Total Debt does not exceed 60% of Consolidated Total Capitalization as of the then most recently ended fiscal quarter of the Company.

10.6. Priority Debt.

      The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Priority Debt, unless on the date the Company or such Subsidiary becomes liable with respect to any such Priority Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

               (a) no Default or Event of Default exists, and

               (b) Priority Debt does not exceed 20% of Consolidated Net Worth as of the then most recently ended fiscal quarter of the Company.

10.7. Debt Maintenance.

               The Company will not, at any time, permit the ratio of:

               (a) Consolidated Funded Debt at such time; to

               (b) EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended at such time;

to be greater than the ratio applicable for such quarter as set forth in the chart below:

------------------------------------------------------------- -----------------
                      Fiscal Quarters                                Ratio
------------------------------------------------------------- -----------------

For Fiscal Quarters ending on or prior to the earlier of
the date of the Equity Offering and one year from the date        3.50 : 1.0
of the Closing
------------------------------------------------------------- -----------------
For Fiscal Quarters thereafter and ending on or before the
earlier of the date two years from the date of the Equity         3.25 : 1.0
Offering and the date three years from the date of the Closing
------------------------------------------------------------- -----------------
For each Fiscal Quarter ending thereafter
                                                                  3.00 : 1.0
------------------------------------------------------------- -----------------


10.8. Consolidated Minimum Net Worth.

          (a) The Company will not, at any time prior to the Equity Offering, permit Consolidated Net Worth to be less than the sum of (i) $125,000,000 plus (ii) an aggregate amount equal to 25% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended December 31, 1999.

          (b) The Company will not, at any time after the Equity Offering, permit Consolidated Net Worth to be less than the sum of (i) $150,000,000 plus (ii) an aggregate amount equal to 25% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended immediately after the Equity Offering.

10.9. Fixed Charge Coverage Ratio.

       The Company will not, at any time, permit the Fixed Charge Coverage Ratio to be less than 2.50 to 1.

10.10. Lines of Business.

       Neither the Company nor any of its Subsidiaries will engage to any substantial extent in any line or lines of business activity other than the business of designing, manufacturing or distributing fluid control components, valves and related products and services for use in fluid -control systems.

10.11. Certain Obligations.

       The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries (other than Suzhou Watts Valve Co., Ltd.) is a Wholly-Owned Subsidiary. The Company will not, and will not permit any of its Subsidiaries to, enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Debt, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of property.

10.12. Additional Subsidiary Guarantors.

       The Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company (other than Foreign Subsidiaries, unless such Foreign Subsidiary has issued any Guaranty with respect to any Debt (including any Guaranty with respect to the Bank Credit Agreement)) are Subsidiary Guarantors and, thereby, "Obligors" hereunder. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form or acquire any new Subsidiary (other than Foreign Subsidiaries), the Company or the respective Subsidiary will cause such new Subsidiary to become a "Subsidiary Guarantor" (and, thereby, an "Obligor") hereunder pursuant to a written instrument in form and substance satisfactory to each holder of the Notes, and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to
Section 4 upon the date of the Closing or as the Required Holders shall have requested.

10.13. Modifications of Material Agreements.

        The Company will not, nor will it permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any Material Agreement, which modification, supplement or waiver is materially adverse to the interests of any holder of the Notes, without the prior consent of the Required Holders.

11.  EVENTS OF DEFAULT.

       An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in any of Sections 7.1(a), 7.1(b), 7.1(d), 7.1(e), 9, or
       10.1 through 10.9, inclusive; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

          (e) any representation or warranty made in writing by or on behalf of any of the Obligors or by any officer of any of the Obligors in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Material Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt of the Company or any Material Subsidiary (other than Debt under this Agreement and the

     Notes) beyond any period of grace provided with respect thereto, that individually or together with such other Debt as to which any such failure exists has an aggregate outstanding principal amount of at least $10,000,000, or

               (ii) the Company or any Material Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt of the Company or any Material Subsidiary (other than Debt under this Agreement and the Notes), that individually or together with such other Debt as to which any such failure exists has an aggregate outstanding principal amount of at least $10,000,000, or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or

               (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests),

                     (A) the Company or any Material Subsidiary has become
               obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or

                     (B) one or more Persons have the right to require the
               Company or any Material Subsidiary so to purchase or repay such Debt; or

          (g) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any Material Subsidiary or with respect to any substantial part of the property of the Company or any Material Subsidiary, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Subsidiary, or any such petition shall be filed against the Company or any Material Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Subsidiaries (other than any Immaterial Subsidiary) and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or

          (j)  if

               (i) the Unconditional Guarantee shall cease to be in full force and effect or shall be declared by a court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against any Subsidiary Guarantor,

               (ii) the validity or enforceability of this Agreement against any Subsidiary Guarantor shall be contested by such Subsidiary Guarantor or any Subsidiary thereof, or

               (iii) any Subsidiary Guarantor or any Subsidiary thereof shall deny that such Subsidiary Guarantor has any further liability or obligation under this Agreement; or

          (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.  REMEDIES ON DEFAULT, ETC.

12.1. Acceleration.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or paragraph (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause
      (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in paragraph (a) or (b) of
      Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

      Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2. Other Remedies.

       If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3. Rescission.

       At any time after any Notes have been declared due and payable pursuant to clause (b) or clause (c) of Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, due and payable on any Notes other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4. No Waivers or Election of Remedies, Expenses, etc.

       No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

13.1. Registration of Notes.

       The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  Transfer and Exchange of Notes.

       Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary
                                                    --------
to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.  Replacement of Notes.

       Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a
                           --------
       nominee for, an original purchaser or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES.

14.1. Place of Payment.

       Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Burlington, Massachusetts at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction. The Company may at any time thereafter, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either a principal office of the Company in the United States or a principal office of a bank or trust company in the United States.

14.2. Home Office Payment.

       So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15. EXPENSES, ETC.

15.1. Transaction Expenses.

       Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of one special counsel for all Purchasers and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2. Survival.

       The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

       All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER.

17.1. Requirements.

       This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of any of Sections 1, 2, 3, 4, 5, 6 and 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17, 20 or 22, and (c) no amendment or waiver of any of the provisions of Section 22, or any defined term (as it used therein), will be effective as to any Subsidiary Guarantor unless consented to by such Subsidiary Guarantor in writing.

17.2. Solicitation of Holders of Notes.

          (a) Solicitation. The Company will provide each holder of the Notes
              ------------
      (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. The Company will not directly or indirectly pay or cause
              -------
      to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3. Binding Effect, etc.

      Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4. Notes held by Company, etc.

       Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18. NOTICES.

       All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy
          -
of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage
 -
prepaid), or (c) by a recognized overnight delivery service (with charges
              -
prepaid). Any such notice must be sent:

               (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

               (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of David A. Bloss, Sr., or at such other address as the Company shall have specified to the holder of each Note in writing, or

               (iv) if to any Subsidiary Guarantor, to such Subsidiary Guarantor in care of the Company.

Notices under this Section 18 will be deemed given only when actually received.

19. REPRODUCTION OF DOCUMENTS.

       This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

       For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that

          (a) was publicly known or otherwise known to you prior to the time of such disclosure,

          (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf,

          (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary by a Person who was not, to your knowledge, bound by any confidentiality obligation to the Company, or

          (d) constitutes financial statements delivered to you under Section
       7.1 that are otherwise publicly available.

       You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to:

               (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),

               (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,

               (iii) any other holder of any Note,

               (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
          20),

               (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
          Section 20),

               (vi) any federal or state regulatory authority having jurisdiction over you,

               (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or

               (viii) any other Person to which such delivery or disclosure may be necessary or appropriate

                      (A) to effect compliance with any law, rule, regulation or order applicable to you,

                      (B) in response to any subpoena or other legal process,

                      (C) in connection with any litigation to which you are a
               party or

                      (D) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

     Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21. SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  GUARANTEE.

22.1.  The Guarantee.

       The Subsidiary Guarantors hereby jointly and severally guarantee to you and to each holder of any Note or Notes at any time outstanding, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of, and interest and Make-Whole Amount (if any) on, the Notes and all other amounts from time to time owing to the holders of the Notes by the Company under this Agreement and under the Notes (including, without limitation, taxes, and reasonable costs, expenses, and fees of attorneys), and the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed hereunder, in each case strictly in accordance with the terms hereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, upon demand, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

22.2.  Obligations Unconditional.

        The obligations of the Subsidiary Guarantors under this Section 22 (the "Unconditional Guarantee") are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 22 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors under this
Section 22, such liability to remain absolute and unconditional as described above:

          (a) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (b) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (d) any lien or security interest granted to, or in favor of, any of the holders of the Notes as security for any of the Guaranteed Obligations shall fail to be perfected.

     The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever (except as otherwise provided herein), and any requirement that the holders of the Notes exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

22.3. Reinstatement.

     The obligations of the Subsidiary Guarantors under this Section 22 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations or is repaid in good faith settlement of a pending or threatened avoidance claim, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify the holders of the Notes on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the holders of the Notes in connection with such settlement or rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

22.4.  Subrogation.

       The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 22.1 hereof, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

22.5.  Remedies.

       The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the holders of the Notes, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 12 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 12) for purposes of Section 22.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 22.1.

22.6.  Instrument for the Payment of Money.

       Each Subsidiary Guarantor hereby acknowledges that the guarantee in this
Section 22 constitutes an instrument for the payment of money, and consents and agrees that any holder of the Notes, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

22.7.  Continuing Guarantee.

       The guarantee in this Section 22 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

22.8.  Rights of Contribution.

       The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 22.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 22 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

       For purposes of this Section 22.8,

               (i) "Excess Funding Guarantor" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,

               (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and

               (iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantors hereunder) of all of the Subsidiary Guarantors, all as of the date of the Closing. If any Subsidiary becomes a Subsidiary Guarantor hereunder subsequent to the date of the Closing, then for purposes of this Section 22.8 such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the date of the Closing and the aggregate present fair saleable value of the properties, and the amount of the debts and liabilities, of such Subsidiary Guarantor as of the date of the Closing shall be deemed to be equal to such value and amount on the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

       22.9. General Limitation on Guaranteed Obligations.

       In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section

22.1 would otherwise, taking into account the provisions of Section 22.8, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 22.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any holder of the Notes or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

23.    MISCELLANEOUS.

23.1.  Successors and Assigns.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2.  Payments Due on Non-Business Days; When Payments Deemed Received.

          (a) Payments Due on Non-Business Days. Anything in this Agreement or
              ---------------------------------
       the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

          (b) Payments, When Received. Any payment to be made to the holders of
              -----------------------
       Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 12:00 noon (local time of such bank).

23.3.  Severability.

       Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.4.  Construction.

       Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

23.5.  Counterparts.

       This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.6.  Governing Law.

       THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

      [Remainder of page intentionally blank. Next page is signature page.]

       If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       CIRCOR INTERNATIONAL, INC.


                                       By  /s/ David A. Bloss, Sr.
                                         ---------------------------------------
                                       Name:   David A. Bloss, Sr.
                                       Title:  President



                                SUBSIDIARY GUARANTORS
                                ---------------------

                                       CIRCOR, INC.


                                       By  /s/ David A. Bloss, Sr.
                                         ---------------------------------------
                                       Name:   David A. Bloss, Sr.
                                       Title:  President


                                       CIRCOR IP HOLDING CO.


                                       By  /s/ David A. Bloss, Sr.
                                         ---------------------------------------
                                       Name:   David A. Bloss, Sr.
                                       Title:  President


                                       CIRCLE SEAL CONTROLS, INC.


                                       By  /s/ David A. Bloss, Sr.
                                         ---------------------------------------
                                       Name:   David A. Bloss, Sr.
                                       Title:  President

                                       CIRCLE SEAL CORPORATION


                                       By  /s/ David A. Bloss, Sr.
                                         ---------------------------------------
                                       Name:   David A. Bloss, Sr.
                                       Title:  President


                                       GO REGULATOR, INC.


                                       By  /s/ David A. Bloss, Sr.
                                         ---------------------------------------
                                       Name:   David A. Bloss, Sr.
                                       Title:  President


                                       HOKE, INC.


                                       By  /s/ David A. Bloss, Sr.
                                         ---------------------------------------
                                       Name:   David A. Bloss, Sr.
                                       Title:  President


                                       KF INDUSTRIES, INC.


                                       By  /s/ David A. Bloss, Sr.
                                         ---------------------------------------
                                       Name:   David A. Bloss, Sr.
                                       Title:  President

                                       KF SALES CORPORATION


                                       By: /s/ David A. Bloss, Sr.
                                         ---------------------------------------
                                       Name: David A. Bloss, Sr.
                                       Title: President


                                       LESLIE CONTROLS, INC.


                                       By: /s/ David A. Bloss, Sr.
                                         ---------------------------------------
                                       Name: David A. Bloss, Sr.
                                       Title: President


                                       SPENCE ENGINEERING COMPANY,
                                       INC.


                                       By: /s/ David A. Bloss, Sr.
                                         ---------------------------------------
                                       Name: David A. Bloss, Sr.
                                       Title: President


The foregoing is hereby
agreed to as of the
date thereof.

ALLSTATE LIFE INSURANCE COMPANY

By: /s/ Rhonda L. Hopps
  ---------------------------------------
Name: Rhonda L. Hopps
Title:

By: /s/ Patricia W. Wilson
  ---------------------------------------
Name: Patricia W. Wilson
Title: Authorized Signature

ALLSTATE INSURANCE COMPANY

By: /s/ Rhonda L. Hopps
  ---------------------------------------
Name: Rhonda L. Hopps
Title:

By: /s/ Patricia W. Wilson
  ---------------------------------------
Name: Patricia W. Wilson
Title: Authorized Signature

MINNESOTA LIFE INSURANCE COMPANY
By: Advantus Capital Management, Inc.

By: /s/ Marilyn Froelich
  ---------------------------------------
Name: Marilyn Froelich
Title: Vice President

FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN
By: Advantus Capital Management, Inc.

By: /s/ James Tatera
  ---------------------------------------
Name: James Tatera
Title: Vice President

INTER-STATE ASSURANCE COMPANY
By: Advantus Capital Management, Inc.

By: /s/ David R. Hackney
  ---------------------------------------
Name: David R. Hackney
Title: Vice President

UNITED MUTUAL LIFE INSURANCE COMPANY - ANNUITY PORTFOLIO
By: Advantus Capital Management, Inc.

By: /s/ Kent R. Weber
  ---------------------------------------
Name: Kent R. Weber
Title: Vice President

NATIONAL TRAVELERS LIFE COMPANY
By: Advantus Capital Management, Inc.

By: /s/ E.A. Bergsland
  ---------------------------------------
Name: E.A. Bergsland
Title: Vice President

MUTUAL TRUST LIFE INSURANCE COMPANY
By: Advantus Capital Management, Inc.

By: /s/ Lynne M. Mills
  ---------------------------------------
Name: Lynne M. Mills
Title: Vice President

COLUMBIAN MUTUAL LIFE INSURANCE COMPANY
By: Advantus Capital Management, Inc.

By: /s/ Sean M. O'Connell
  ---------------------------------------
Name: Sean M. O'Connell
Title: Vice President

FARM BUREAU GENERAL INSURANCE COMPANY OF MICHIGAN
By: Advantus Capital Management, Inc.

By: /s/ Loren Haugland
  ---------------------------------------
Name: Loren Haugland
Title: Vice President


MONY LIFE INSURANCE COMPANY

By: /s/ Barry J. Scheinholtz
  ---------------------------------------
Name: Barry J. Scheinholtz
Title: Assistant Vice President

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Raymond J. Henry
  ---------------------------------------
Name: Raymond J. Henry
Title: Second Vice President

THE CANADA LIFE INSURANCE COMPANY

By: /s/ C. Paul English
  ---------------------------------------
Name: C. Paul English
Title: Associate Treasurer

CANADA LIFE INSURANCE COMPANY OF AMERICA

By: /s/ C. Paul English
  ---------------------------------------
Name: C. Paul English
Title: Assistant Treasurer













                                      55